Exhibit 99.1

Travelzoo Inc. 590 Madison Avenue 21st Floor New York, NY 10022

Media Contact: Mindy Joyce (212) 521-4218 mjoyce@travelzoo-inc.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2006 Financial Results

NEW YORK, July 20, 2006 -- Travelzoo Inc. (NASDAQ: TZOO):

•	Revenue of $17.4 million, up 42% year-over-year
•	Operating profit of $7.0 million, up 86% year-over-year
•	Net income of $3.9 million, $0.23 earnings per share

Travelzoo Inc. (NASDAQ: TZOO), a global Internet media company, today reported financial results for the second quarter ended June 30, 2006, with revenue of $17.4 million, an increase of 42% year-over-year. Net income was $3.9 million, with diluted earnings per share (EPS) of $0.23, up from $0.12 in the prior-year period.

“Q2 2006 marks our 32nd consecutive quarter of growth in online advertising sales,” said Ralph Bartel, chairman and chief executive officer, Travelzoo. “With a large reach of more than 10 million subscribers in the U.S., Canada, and the U.K. and a robust business model, we believe that we are well positioned to take advantage of future growth opportunities.”

North America

North America business segment revenue grew 36% year-over-year to $16.7 million. North America reported an operating profit of $7.5 million, or 45% of revenue, up from an operating profit of $3.9 million, or 32% of revenue, in the prior-year period.

Europe

Europe business segment revenue was $743,000, up 32% from $565,000 in Q1 2006. Europe reported an operating loss of $494,000, compared to $460,000 in Q1 2006. Travelzoo began operations in Europe in May 2005.

Income Taxes

Travelzoo’s effective income tax rate increased to 47.3% from 43.6% in Q1 2006 and from 45.1% in the prior-year period.

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Conference Call

Travelzoo will host a conference call to discuss second quarter results at 11:00 a.m. ET today. A live Web cast can be accessed through the company's investor relations Web site at www.travelzoo.com/ir.

About Travelzoo

Travelzoo Inc. is a global Internet media company. Travelzoo’s media properties, which reach more than 10 million travel enthusiasts in the U.S., Canada and the U.K., include the Travelzoo® Web site (www.travelzoo.com), the Top 20® e-mail newsletter, the Newsflash™ e-mail alert service and SuperSearch™, a travel search engine. Travelzoo publishes offers from more than 500 advertisers. Travelzoo’s deal experts review each offer to find the best travel deals and confirm their true value. Travelzoo is headquartered in New York City.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues	$ 17,358	$ 12,258	$ 34,287	$ 23,487
Cost of revenues	286	224	551	404

Gross profit	17,072	12,034	33,736	23,083
Operating expenses:
Sales and marketing	7,939	6,152	15,038	11,182
General and administrative	2,146	2,127	4,747	4,735

Total operating expenses	10,085	8,279	19,785	15,917

Income from operations	6,987	3,755	13,951	7,166
Other income and expense:
Interest income	302	218	646	377
Gain (loss) on foreign currency	14	(4)	6	(4)

Income before income taxes	7,303	3,969	14,603	7,539

Income taxes	3,452	1,791	6,637	3,529

Net income	$ 3,851	$ 2,178	$ 7,966	$ 4,010

Basic net income per share	$ 0.25	$ 0.13	$ 0.50	$ 0.25
Diluted net income per share	0.23	0.12	0.47	0.22

Shares used in computing basic net income per share	15,459	16,250	15,778	16,248
Shares used in computing diluted net income per share	16,677	17,852	16,983	17,998

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	December 31,
	2006	2005

ASSETS
Cash and cash equivalents	$ 10,200	$ 24,469
Short-term investments	14,884	19,887
Accounts receivable, net	8,550	9,020
Deposits	23	28
Prepaid expenses and other current assets	659	631
Deferred tax assets	1,020	1,020

Total current assets	35,336	55,055

Deposits, less current portion	287	190
Deferred tax assets, less current portion	28	28
Property and equipment, net	184	159
Intangible assets, net	7	20

Total assets	$ 35,842	$ 55,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	2,982	2,373
Accrued expenses	3,524	3,394
Deferred revenue	563	296
Income tax payable	848	856

Total liabilities	7,917	6,919

Common stock	153	163
Accumulated other comprehensive income	(34)	(38)
Additional paid-in capital	2,076	30,645
Retained earnings	25,730	17,763

Total stockholders' equity	27,925	48,533

Total liabilities and
stockholders' equity	$ 35,842	$ 55,452

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 3,851	$ 2,178	$ 7,966	$ 4,010
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36	39	69	84
Deferred income taxes	-	-	-	20
Provision for losses on accounts receivable	(17)	19	231	47
Tax benefit of stock option exercises	-	-	-	396
Accrued income on short-term investments	(168)	(66)	(334)	(123)
Changes in operating assets and liabilities:
Accounts receivable	503	(660)	259	(1,836)
Deposits	(87)	(33)	(90)	(45)
Prepaid expenses and other current assets	219	(276)	(23)	50
Accounts payable	485	700	598	989
Accrued expenses	272	472	114	695
Deferred revenue	(66)	134	267	195
Income tax payable	(1,768)	(598)	(8)	638

Net cash provided by operating activities	3,260	1,909	9,049	5,120

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22)	(53)	(78)	(95)
Purchase of short-term investments	-	(19,773)	(14,663)	(19,773)
Sale of short-term investments	-	10,088	20,000	10,088

Net cash provided by (used in) investing activities	(22)	(9,738)	5,259	(9,780)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of related costs	-	-	-	(124)
Proceeds from stock option exercises	-	-	-	35
Repurchase of common stock	(19,986)	-	(28,579)	-

Net cash used in financing activities	(19,986)	-	(28,579)	(89)

Effect of exchange rate on cash and cash equivalents	6	(1)	2	(1)

Net increase (decrease) in cash and cash equivalents	(16,742)	(7,830)	(14,269)	(4,750)
Cash and cash equivalents at beginning of period	26,942	29,515	24,469	26,435

Cash and cash equivalents at end of period	10,200	21,685	10,200	21,685

Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ 5,221	$ 2,389	$ 6,645	$ 2,475

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended June 30, 2006	North America	Europe	Elimination	Consolidated

Revenue from unaffiliated customers	$ 16,615	$ 743	$ -	$ 17,358
Intersegment revenue	42	-	(42)	-

Total net revenues	16,657	743	(42)	17,358

Operating income (loss)	7,481	(494)	-	6,987

Three months ended June 30, 2005	North America	Europe	Elimination	Consolidated

Revenue from unaffiliated customers	$ 12,249	$ 9	$ -	$ 12,258
Intersegment revenue	14	-	(14)	-

Total net revenues	12,263	9	(14)	12,258

Operating income (loss)	3,929	(174)	-	3,755

Six months ended June 30, 2006	North America	Europe	Elimination	Consolidated

Revenue from unaffiliated customers	$ 32,980	$ 1,307	$ -	$ 34,287
Intersegment revenue	113	2	(115)	-

Total net revenues	33,093	1,309	(115)	34,287

Operating income (loss)	14,905	(954)	-	13,951

Six months ended June 30, 2005	North America	Europe	Elimination	Consolidated

Revenue from unaffiliated customers	$ 23,478	$ 9	$ -	$ 23,487
Intersegment revenue	14	-	(14)	-

Total net revenues	23,492	9	(14)	23,487

Operating income (loss)	7,341	(175)	-	7,166

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